Summary
Description
Count
UPB
% of Total UPB
Current 7403 $1,359,647,348.81 90.69%
Delinq 943 $139,440,973.38 9.30%
Total 8346 $1,499,088,322.19
Average UPB $179,617.58 WAM(Months) 348
WACLTV 83.78% WAC 7.13%
Del Trigger Target Actual n/a
Loan with Pre.
Penalties
Loss Severity 0.00% Pymt Velocity
Rate Type Stratification
Description
Count
UPB
% of Total UPB
ARM 5944 $1,183,733,061.60 78.96%
Fixed Rate 2402 $315,355,260.59 21.03%
Top 5 States
State
Count
UPB
% of Total UPB
CA 1385 $455,988,423.53 30.41%
FL 729 $123,600,809.84 8.24%
AZ 590 $85,201,563.83 5.68%
IL 539 $94,428,699.95 6.29%
TX 462 $50,785,152.37 3.38%
LTV Stratification
Range
Count
UPB
% of Total UPB
< 65% 467 $57,537,775.03 3.83%
65% - < 75% 481 $89,309,780.23 5.95%
75% - < 85% 2999 $589,916,675.10 39.35%
85% - < 95% 3626 $680,775,137.56 45.41%
95% - < 100% 462 $47,284,317.67 3.15%
> 100% 311 $34,264,636.60 2.28%
FICO Stratification
Range
Count
UPB
% of Total UPB
N/A 8188 $1,475,112,099.20 98.40%
300 - < 400 0 $0.00 0.00%
400 - < 500 12 $2,250,703.65 0.15%
500 - < 600 83 $10,778,311.60 0.71%
600 - < 700 57 $9,712,561.21 0.64%
700 - < 850 6 $1,234,646.53 0.08%
UPB Stratification
Range
Count
UPB
% of Total UPB
0 - < $25K 148 $3,651,858.54 0.24%
$25K - < $75K 1513 $82,461,397.94 5.50%
$75K - < $150K 2944 $325,649,075.65 21.72%
$150K - < $200K 1101 $190,228,025.81 12.68%
> $200K 2640 $897,097,964.25 59.84%
Interest Rate Stratification
Range
Count
UPB
% of Total UPB
0% - < 5% 1 $331,036.36 0.02%
5% - < 10% 7834 $1,474,276,113.25 98.34%
10% - < 15% 511 $24,481,172.58 1.63%
Lien Position Stratification
Position
Count
UPB
% of Total UPB
1 7813 $1,474,389,729.38 98.35%
2 532 $24,684,507.60 1.64%
5 1 $14,085.21 0.00%
Variable Rate Loans by Index
Index
Count
UPB
% of Total UPB
6 Mo. LIBOR 5944 $1,183,733,061.60 78.96%
Losses
Prior Losses $0.00
Current Month
L
$0.00
G
$0.00
Total Losses $0.00
Cum. Loss Trig
Target
Actual n/a %
Loan Statistics Dashboard (OTS)
Date: 12/15/2005 4:32:52 PM Deal Number: SAIL 2005-HE1 Report As of: 11/30/2005
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